                                                      Exhibit 99.3

                                                      Exhibit to Annual Report
                                                      on Form 10-K of
                                                      Angelica Corporation



                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                  Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


      For the fiscal year ended   December 31, 1995
                               ---------------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


      For the transition period from --------------to---------------


      Commission file number   1-5674
                            ----------------------------------------


   A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                           THE ANGELICA CORPORATION
                             SAVANNAH 401(k) PLAN


   B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            ANGELICA CORPORATION
                         424 South Woods Mill Road
                    Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

   (a)   Financial Statements.                                 Pages of this
         --------------------                                  -------------
                                                               Form 11-K
                                                               ---------

         Report of Independent Public Accountants                   5

         Statement of Net Assets Available for                      6-7
         Plan Benefits - December 31, 1995 and
         December 31, 1994

         Statement of Changes in Net Assets                         8
         Available for Plan Benefits - Fiscal
         Year ended December 31, 1995

         Notes to Financial Statements                              9-11

         Schedule I                                                 12

         Schedule II                                                13


   (b)   Exhibits.
         --------

         23. Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      SAVANNAH 401(k) PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1995 AND 1994
      TOGETHER WITH AUDITORS' REPORT

                                THE ANGELICA CORPORATION
                                ------------------------

                                 SAVANNAH 401(k) PLAN
                                 --------------------


                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                 -----------------------------------------------

                            DECEMBER 31, 1995 AND 1994
                            --------------------------


                                TABLE OF CONTENTS
                                -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1995 Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1995

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
               Purposes--December 31, 1995
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1995

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Savannah 401(k) Plan (the Plan) as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                      /s/ Arthur Andersen LLP


St. Louis, Missouri,
   April 2, 1996

                                            THE ANGELICA CORPORATION
                                            ------------------------

                                             SAVANNAH 401(k) PLAN
                                             --------------------

                              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              ---------------------------------------------------

                                              DECEMBER 31, 1995
                                              -----------------


                                                                                  Investment Funds
                                                                     ------------------------------------------
                                                                                                       Directed
                                                                     Company              Interest     Purchase
                                                                      Stock    Mutual      Income      of Life
                                                       Total          Fund      Fund        Fund      Insurance
                                                     ---------       -------   ------     --------    ---------
                   ASSETS
                   ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                  $     881        $ 881   $   -       $    -       $ -
  Massachusetts Capital Development Fund                 1,291          -        1,291         -         -
  Washington Mutual Investors Fund                       1,673          -        1,673         -
  Hartford Life Insurance Company Group
    Annuity Contract                                   145,859          -         -         145,859      -
  LaSalle National Income Plus Fund                     21,716          -         -          21,716      -
  Society National Bank MGD GIC Fund                   273,417          -         -         273,417      -
  Boatmen's Employee Benefit Short-Term
    Fund                                                 5,813           57         20        5,719      17
  Loans to participants                                 27,974          -         -          27,974      -
                                                     ---------        -----   --------    ---------    ----
                                                       478,624          938      2,984      474,685      17
OTHER ASSETS:
  Contributions receivable (including
    employer's contributions of $571)                    3,687            5         14        3,655      13
  Interest and dividends receivable                        143           26         97           20      -
  Loan payments receivable                                 732          -         -             732      -
                                                     ---------        -----   --------    ---------    ----
    Total assets                                       483,186          969      3,095      479,092      30

                   LIABILITIES
                   -----------
PREMIUMS PAYABLE                                            30          -         -            -         30
                                                     ---------        -----   --------    ---------    ----
NET ASSETS AVAILABLE FOR PLAN
 BENEFITS                                            $ 483,156        $ 969   $  3,095    $ 479,092    $ -
                                                     =========        =====   ========    =========    ====




                     The accompanying notes are an integral part of this statement.


                                             THE ANGELICA CORPORATION
                                             ------------------------

                                               SAVANNAH 401(k) PLAN
                                               --------------------

                              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              ---------------------------------------------------

                                                DECEMBER 31, 1994
                                                -----------------

                                                                                  Investment Funds
                                                                     ------------------------------------------
                                                                                                       Directed
                                                                     Company              Interest     Purchase
                                                                      Stock    Mutual      Income      of Life
                                                       Total          Fund      Fund        Fund      Insurance
                                                     ---------       -------   ------     --------    ---------
               ASSETS
               ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                  $   3,702       $ 3,702   $  -       $    -        $ -
  Massachusetts Capital Development Fund                 1,009          -        1,009         -          -
  Washington Mutual Investors Fund                         893          -          893         -          -
  General American Life Insurance Company
    Group Annuity Contract                             116,073          -         -         116,073       -
  Hartford Life Insurance Company Group
    Annuity Contract                                   134,867          -         -         134,867       -
  LaSalle National Income Plus Fund                     27,223          -         -          27,223       -
  Society National Bank MGD GIC Fund                   139,472          -         -         139,472       -
  Boatmen's Employee Benefit Short-Term
    Fund                                                 8,547            59       287        8,184       17
  Loans to participants                                 21,162          -         -          21,162       -
                                                     ---------       -------   -------    ---------     ----
                                                       452,948         3,761     2,189      446,981       17
OTHER ASSETS:
  Cash on deposit with Trustee                              20          -         -              20       -
  Contributions receivable (including
    employer's contributions of $814)                    5,014            42        55        4,891       26
  Interest and dividends receivable                        135            31        37           67       -
  Loan payments receivable                                 728          -         -             728       -
  Other receivables                                      2,467          -         -           2,467       -
                                                     ---------       -------   -------    ---------     ----
        Total assets                                   461,312         3,834     2,281      455,154       43

             LIABILITIES
             -----------

PREMIUMS PAYABLE                                            43          -         -            -          43
                                                     ---------       -------   -------    ---------     ----
NET ASSETS AVAILABLE FOR PLAN
 BENEFITS                                            $ 461,269       $ 3,834   $ 2,281    $ 455,154     $ -
                                                     =========       =======   =======    =========     ====


                         The accompanying notes are an integral part of this statement.

                                             THE ANGELICA CORPORATION
                                             ------------------------

                                               SAVANNAH 401(k) PLAN
                                               --------------------

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         --------------------------------------------------------------

                                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                      ------------------------------------

                                                                                  Investment Funds
                                                                     ------------------------------------------
                                                                                                       Directed
                                                                     Company              Interest     Purchase
                                                                      Stock    Mutual      Income      of Life
                                                       Total          Fund      Fund        Fund      Insurance
                                                     ---------       -------   ------     --------    ---------

ADDITIONS:
  Participant contributions                          $  53,444       $   380    $   267   $  52,413     $ 384
  Employer contributions                                10,110            83         40       9,987       -
  Interest income                                       33,469            17          1      33,451       -
  Dividend income                                          341           125        216        -          -
  Interfund transfers                                     -           (1,034)      -          1,034       -
  Change in unrealized appreciation of
    investments                                            251          (291)       542        -          -
  Loss on sale of investments                             (710)         (710)      -           -          -
                                                     ---------       -------    -------   ---------     -----
                                                        96,905        (1,430)     1,066      96,885       384
                                                     ---------       -------    -------   ---------     -----
DEDUCTIONS:
  Participant withdrawals                               74,634         1,435        252      72,947       -
  Life insurance premiums                                  384          -          -           -          384
                                                     ---------       -------    -------   ---------     -----
                                                        75,018         1,435        252      72,947       384
                                                     ---------       -------    -------   ---------     -----
        Net increase (decrease)                         21,887        (2,865)       814      23,938       -

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR                        461,269         3,834      2,281     455,154       -
                                                     ---------       -------    -------   ---------     -----
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR                            $ 483,156       $   969    $ 3,095   $ 479,092     $ -
                                                     =========       =======    =======   =========     =====



                          The accompanying notes are an integral part of this statement.


                         THE ANGELICA CORPORATION
                         ------------------------

                           SAVANNAH 401(k) PLAN
                           --------------------

         NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
         --------------------------------------------------------

                        DECEMBER 31, 1995 AND 1994
                        --------------------------


1.    DESCRIPTION OF PLAN:
      --------------------

The following description of The Angelica Corporation Savannah 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Savannah, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
- -------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1995 and 1994, the Plan had $2,249 and $229, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

            Company Stock Fund
              This fund is invested in Angelica Corporation Common Stock.

            Mutual Fund
              Each participant may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund. Participants may no longer make contributions into the Massachusetts
              Capital Development Fund but are not required to transfer their account balances elsewhere.

            Interest Income Fund
              This fund is invested in group annuity contracts with Hartford Life Insurance Company, LaSalle National Bank and Society National Bank.

            Directed Purchase of Life Insurance
              Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

The number of participants with an account balance in each fund at December
31, 1995, was as follows:

            Company Stock Fund                                         4
            Massachusetts Capital Development Fund                     1
            Washington Mutual Investors Fund                           2
            Interest Income Fund                                     130
            Directed Purchase of Life Insurance                        2
            Loans to participants                                     26

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      -------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.    INVESTMENTS:
      ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1995 and 1994, are as follows (in thousands):

      December 31, 1995:
            Hartford Life Insurance Company Group Annuity Contract              $146
            Society National Bank MGD GIC Fund                                   273
            Loans to participants                                                 28

      December 31, 1994:
            General American Life Insurance Company Group Annuity Contract      $116
            Hartford Life Insurance Company Group Annuity Contract               135
            LaSalle National Income Plus Fund                                     27
            Society National Bank MGD GIC Fund                                   139

4.    INCOME TAX STATUS:
      ------------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.    TERMINATION OF THE PLAN:
      ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                  SCHEDULE I



                                            THE ANGELICA CORPORATION
                                            ------------------------

                                             SAVANNAH 401(k) PLAN
                                             --------------------

                          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                          ----------------------------------------------------------

                                              DECEMBER 31, 1995
                                              -----------------

                                                                            Number of
                                                                            Shares or
                                                                            Principal                    Fair
                                                                              Amount         Cost        Value
                                                                            ---------     ---------    ---------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                                                43     $   1,174    $     881
  Boatmen's Employee Benefit Short-Term Fund                                 $     57            57           57
                                                                                          ---------    ---------
                                                                                              1,231          938
                                                                                          ---------    ---------
MUTUAL FUND:
  Massachusetts Capital Development Fund                                      108.119         1,302        1,291
  Washington Mutual Investors Fund                                             76.153         1,331        1,673
  Boatmen's Employee Benefit Short-Term Fund                                 $     20            20           20
                                                                                          ---------    ---------
                                                                                              2,653        2,984
                                                                                          ---------    ---------
INTEREST INCOME FUND:
  Hartford Life Insurance Company Group Annuity Contract                     $145,859       145,859      145,859
  LaSalle National Income Plus Fund                                          $ 21,716        21,716       21,716
  Society National Bank MGD GIC Fund                                         $273,417       273,417      273,417
  Boatmen's Employee Benefit Short-Term Fund                                 $  5,719         5,719        5,719
  Loans to participants, interest ranging from 6.5% to 10.5%                 $ 27,974        27,974       27,974
                                                                                          ---------    ---------
                                                                                            474,685      474,685
                                                                                          ---------    ---------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund                                 $     17            17           17
                                                                                          ---------    ---------
        Total investments                                                                 $ 478,586    $ 478,624
                                                                                          =========    =========



                        The accompanying notes are an integral part of this schedule.

                                                                 SCHEDULE II


                                            THE ANGELICA CORPORATION
                                            ------------------------

                                             SAVANNAH 401(k) PLAN
                                             --------------------

                             ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
                             -----------------------------------------------------

                                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                      ------------------------------------


                                       Purchases                                 Sales
                               -------------------------      -------------------------------------------
                                 Number of      Purchase        Number of      Sales     Cost of    Gain/
Description of Asset           Transactions      Price        Transactions     Price     Assets    (Loss)
- --------------------           ------------     --------      ------------    -------   ---------  ------
Society National Bank MGD
GIC Fund                            13          $193,405           13        $ 72,993   $ 72,993    $ -

Boatmen's Employee Benefit
Short-Term Fund                    124           304,365           66         308,611    308,611      -



<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.







                          The accompanying notes are an integral part of this schedule.

                                                            Exhibit 23
                                                            of 11-K


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Savannah 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-625.




                                                  /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 23, 1996

                                    -14-